F O R M   O F   C O N S E N T




                          CROWN PACIFIC PARTNERS, L.P.

                   This Consent is Solicited on Behalf of the
                            Managing General Partner

                        please complete each of the items
                        set forth below in dark ink only

                   Any Term Not Defined Herein Shall Have the
           Meaning Set Forth in the Accompanying Consent Solicitation


PROPOSAL
--------

The General Partners of Crown Pacific Partners, L.P. and their Affiliates unanimously recommend a vote in favor of the proposal to approve an Amendment to the Second Amended and Restated Agreement of Limited Partnership of Crown Pacific Partners, L.P.(the "Partnership Agreement") to permit the issuance of up to a total of 24,000,000 additional Common Units during the Subordination Period.

By marking the appropriate box below, the vote of the Limited Partner identified on the upper right hand corner hereof will be cast for or against or abstain with respect to the proposal to amend the Partnership Agreement. If this Form of Consent is executed but no vote is cast, a Limited Partner will be deemed to have voted in favor of the amendment to the Partnership Agreement as described in the accompanying Consent Solicitation. THIS CONSENT SHALL BE IRREVOCABLE ONCE IT HAS BEEN EXECUTED AND DELIVERED TO THE PARTNERSHIP.



                     For /_/              Against  /_/            Abstain /_/





        -----------------------------------           ---------------------
            Signature of Limited Partner                      Date


        Printed Name:

Note: Please sign exactly as the name appears on the upper right hand corner hereof. For joint accounts, both names should sign. For corporations or other entities, a duly authorized officer must sign and show full corporate name. When signing as an executor, administrator, attorney, trustee or guardian, please sign with full title.